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                                                        Exhibit 23.4


                          Independent Auditors' Consent
                          -----------------------------


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement (No. 33-63925) of Mercantile Bancorporation Inc. on Form S-4 of our report dated January 24, 1995, appearing in the Annual Report on Form 10-K of Hawkeye Bancorporation for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                           /s/ Deloitte & Touche LLP

Des Moines, Iowa
December 15, 1995